                                                                     EXHIBIT 23a

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 8, 2002,  accompanying the consolidated financial  statements  and  schedules  included  in the Annual  Report of United
Capital  Corp.  and  Subsidiaries  on Form 10-K for the year ended  December 31,
2001. We hereby consent to the  incorporation by reference of said report in the
Registration  Statements of United Capital Corp. on Forms S-8 (Registration Nos.
33-28045, 33-65140,  333-28395 and 333-57873),  pertaining to the 1988 Incentive and  Non-Qualified  Stock Option Plan,  amended and the 1988 Joint Incentive and
Non-Qualified Stock Option Plan, as amended.

\s\ GRANT THORNTON LLP

Melville, New York
March 8, 2002